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                                                                   Exhibit 10.36

                               SUBLEASE AGREEMENT


     This Sublease Agreement (this "SUBLEASE") is made and entered into as of the 30th day of June, 2002, by and between MOHAWK/CDT, A DIVISION OF CABLE DESIGN TECHNOLOGIES, INC., a Washington corporation ("SUBLANDLORD"), and PHARMA GROUP, INC., a Delaware corporation ("SUBTENANT") (Sublandlord and Subtenant are hereinafter sometimes collectively referred to as the "PARTIES" or the "PARTIES").


                              W I T N E S S E T H:

     WHEREAS, Sublandlord, as tenant, and Chizmas Realty Trust, a Massachusetts realty nominee trust, as landlord ("LESSOR"), have heretofore entered into a certain Lease (the "MASTER LEASE"), dated as of January 16, 2001 providing for the leasing of that certain building located at 7 New Lancaster Road, Leominster, Massachusetts, certain appurtenances to the building, the land on which the building is located and certain other areas and facilities and more particularly described in the Master Lease (collectively, the "PREMISES") for a lease term commencing July 1, 2001 and ending June 30, 2006; and

     WHEREAS, Sublandlord desires to sublease the Premises to Subtenant, and Subtenant desires to sublease the Premises from Sublandlord, upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing preambles, the payment of Ten Dollars ($10.00) by Subtenant to Sublandlord, the occupancy of the Premises by Subtenant pursuant to the terms hereof, the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby covenant, acknowledge, represent and agree as follows:

     1. DEMISE; TERM. Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hereby subleases the Premises from Sublandlord, for a term (the "SUBLEASE TERM") commencing as of July 1, 2002 (the "SUBLEASE TERM COMMENCEMENT DATE"), and expiring March 27, 2006 or on the Extended Termination Date (as hereinafter defined) or on such earlier date upon which said term may expire or terminate pursuant to any of the conditions of limitation or other provisions of the Master Lease or this Sublease or pursuant to the provisions of any present or future constitution, law, statute, ordinance, rule, regulation, other governmental order or controlling judicial determination of any federal, state, local, municipal or other governmental body, agency or authority having or asserting jurisdiction and all departments, commissions, boards and officers thereof (collectively the "LAWS"). Notwithstanding anything herein to the contrary, the Sublease Term shall terminate upon the termination of the Term of the Master Lease. Subtenant and Sublandlord agree that no extension rights or renewal options have been granted to Subtenant by Sublandlord and this Sublease shall not be conditioned or contingent upon Subtenant receiving extension or renewal rights from any party.


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     (a) If, prior to March 27, 2006, Subtenant and Lessor enter into a lease of the Premises, then the Sublease Term shall expire on June 30, 2006 (the
"EXTENDED TERMINATION DATE)" without the necessity of execution of any further documentation.

2. RENT.

     (a) BASE RENT.

          (i) INITIAL BASE RENT. Beginning on the Sublease Term Commencement Date through the June 30, 2004, Subtenant agrees to pay to Sublandlord base rent for the Premises (the "BASE RENT") during the Sublease Term in the amount of Forty Three Thousand Three Hundred Thirty Three and 34/100 Dollars ($43,333.34) per month, which Base Rent shall be payable in equal consecutive monthly installments.

          (ii) CONSUMER PRICE ESCALATION. The Base Rent payable by Subtenant for the period July 1, 2004 through the June 30, 2005 ("LEASE YEAR 3") and for the period July 1, 2005 through the expiration date of the Sublease Term ("LEASE YEAR 4") shall be subject to a consumer price adjustment (hereinafter referred to as "ADJUSTMENT") calculated as hereinafter set forth:

               1. LEASE YEAR 3. For Lease Year 3, the Adjustment in Base Rent shall be determined by multiplying the Base Rent set forth in Paragraph 2(a)(i) above by a fraction, the numerator of which shall be the Price Index for the month of June, 2004 and the denominator of which shall be the Price Index for the month of December, 2002; and

               2. LEASE YEAR 4. For Lease Year 4, the Adjustment in Base Rent shall be determined by multiplying the Base Rent set forth in Paragraph 2(a)(i) above by a fraction, the numerator of which shall be the Price Index for the month of June, 2005 and the denominator of which shall be the Price Index for the month of December, 2002; and

               3. If the amounts calculated in Paragraph 2(a)(ii)1. or 2(a)(ii)2. above result in a decrease of Base Rent, Base Rent shall not be decreased but shall remain at the rate paid prior to such Adjustment until the next Adjustment subject, however, to this Paragraph 2(a)(ii)3.

          (iii) TIMING OF PAYMENT OF BASE RENT. Each monthly installment of Base Rent shall be due and payable in advance on the fifth (5th) business day prior to the first day of each calendar month of the term hereof, commencing with the payment of the Base Rent for July, 2002 being due and payable upon the execution hereof, and continuing on the fifth (5th) business day prior to the first day of each calendar month thereafter throughout the Sublease Term. In the event the Sublease Term commences or expires on any day other than the first or last day of a month, respectively, then the Base Rent for such a month shall be paid for the fraction of the month during which a portion of the Sublease Term exists, with the Base Rent and




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     estimated Total Operating Costs (as hereinafter defined) for the period commencing on the Sublease Term Commencement Date and terminating on July 31, 2002 being payable upon execution of this Sublease.

     (b) PAYMENT OF ADDITIONAL RENT UNDER MASTER LEASE. Except for "Base Rent" (as defined in the Master Lease) payable under the Master Lease, Subtenant shall also pay to Sublandlord all "Additional Rent" (as defined in the Master Lease) and all other amounts, impositions and assessments payable by Sublandlord under the Master Lease as fully and completely as though Subtenant were the tenant named therein.

          (i) PAYMENT OF TOTAL OPERATING COSTS. In furtherance of the provisions of this Paragraph 2(b), Subtenant shall pay all "TOTAL OPERATING COSTS" (as defined in the Master Lease) that are payable by Sublandlord under the Master Lease as follows:

               1. Subtenant shall pay, on a monthly basis, the amount of the estimated Total Operating Costs as determined by the Lessor from time to time under Section 4.2 of the Master Lease, each such monthly installment to be due and payable in advance on the fifth (5th) business day prior to the first day of each calendar month of the term hereof, commencing with the estimated Total Operating Costs in the amount of $7,892.48 for July, 2002 being due and payable upon the execution hereof, and continuing on the fifth (5th) business day prior to the first day of each calendar month thereafter throughout the Sublease Term (estimated Total Operating Costs for the period commencing on the Sublease Term Commencement Date and terminating on July 31, 2002 being payable upon execution of this Sublease as provided in Paragraph 2(a)(iii) above);

               2. Upon Lessor's notice to Subtenant of an adjustment in the amount of such estimate of Total Operating Costs pursuant to Section
          4.2 of the Master Lease (A) Sublandlord shall provide a copy of such notice to Subtenant as soon as reasonably practicable after receipt thereof, (B) such adjustment shall be effective as of the month specified in the notice from Lessor, and (C) the payment of estimated Total Operating Costs under Paragraph 2(b)(i)1. above shall be adjusted accordingly;

               3. Upon Lessor's delivery to Sublandlord of a statement (the "STATEMENT") setting forth the Total Operating Costs paid or incurred by Lessor during the preceding fiscal year pursuant to Section 4.2 of the Master Lease, Sublandlord shall provide a copy of such statement to Subtenant as soon as reasonably practicable after receipt thereof;

               4. If the adjustment of Total Operating Costs pursuant to Section
          4.2 of the Master Lease after issuance of the Statement between Lessor and Sublandlord requires that Sublandlord pay any amounts to Lessor, then Subtenant shall remit its proportionate share of such amount



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          (determined based on the number of days during the fiscal year in which this Sublease was in effect compared to the total number of days in such fiscal year) to Sublandlord promptly after receipt of request for same or directly to Lessor in the manner and within the time periods prescribed in Paragraph 2(e) if Subtenant is paying Direct Payments (as hereinafter defined) to the Lessor at that time under Paragraph 2(e); and

               5. If the adjustment of Total Operating Costs pursuant to Section
          4.2 of the Master Lease requires that the Lessor give a credit to Sublandlord for overpayment, the amount of monthly estimates of Total Operating Costs payable by Subtenant hereunder shall be adjusted to reflect the adjustment of the Total Operating Costs payable to the Lessor under the Master Lease.

          (c) PAYMENT OF ADDITIONAL RENT UNDER SUBLEASE. In addition to the payment of Base Rent and the Total Operating Costs described above, Subtenant agrees to pay to Sublandlord, as and for additional rent, the following, all of which is collectively referred to herein as "ADDITIONAL RENT": all Additional Rent (as defined in the Master Lease) payable by Sublandlord under the Master Lease, the Total Operating Costs as described in Paragraph 2(b)(i) above, the sums specified in Paragraph 8 and such sums as are otherwise specified in this Sublease. Unless otherwise specified, all Additional Rent shall be paid in the same manner as monthly installments of Base Rent and estimated Total Operating Expenses.

          (d) METHOD FOR PAYMENT OF RENT; NO DEMAND, ETC. All payments of Base Rent, Additional Rent and other amounts payable by Subtenant hereunder shall be payable without previous demand therefor and shall be payable in lawful money of the United States of America. Subject to Paragraph 2(e) below, all such payments shall be made at the address of Sublandlord set forth in Paragraph 17 of this Sublease or at such other address as Sublandlord may from time to time designate by notice to Subtenant.

          (e) SUBTENANT'S ELECTION TO PAY RENT DIRECTLY TO LESSOR. Subtenant may elect to pay Base Rent and the Total Operating Costs and other amounts payable pursuant to Paragraph 2(b) (the "DIRECT PAYMENTS") directly to the Lessor subject to the following:

               (i) In order to elect to make the Direct Payments to Lessor, Subtenant shall provide a written notice of such election to Sublandlord. Once such election is made, Subtenant shall be obligated to make the Direct Payments to Lessor in accordance with this Paragraph 2(e) for the remainder of the Term except as provided in Paragraph 2(e)(iii) below.

               (ii) All Direct Payments shall be paid to Lessor so that payment thereof shall be received by Lessor not later than the fifth (5th) business day prior to the date same is due under the Master Lease. Subtenant shall provide Sublandlord with written evidence of the payment of such Direct Payments not later than the fifth (5th) business day prior to the date same is due under the Master Lease.



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               (iii) In the event that Subtenant shall fail to pay or provide evidence of Direct Payments within the time periods prescribed in Paragraph 2(e)(ii) above, such failure shall constitute a default of Subtenant hereunder without the requirement that Sublandlord provide Subtenant notice of same. Once such a default occurs, Subtenant shall have no further right to pay Direct Payments to the Lessor and Subtenant shall pay all Rent and other amounts payable by Subtenant hereunder to Sublandlord as required under Paragraphs 2(a) through (d) hereof and Sublandlord shall remit same as provided in Paragraph 8 hereof.

     3. SECURITY DEPOSIT. Contemporaneously with the execution of this Sublease, Subtenant has delivered to Sublandlord a security deposit (the "SECURITY DEPOSIT") in the amount of One Hundred Fifty Thousand Dollars ($150,000). The Security Deposit shall be held by Sublandlord as security for the payment by Subtenant of all sums required to be paid by Subtenant hereunder, and for the due and faithful performance by Subtenant of all of the other terms, provisions, covenants and conditions of this Sublease, and may be applied, at Sublandlord's option towards the curing of any default (as such term is defined in Paragraph 14 of this Sublease) without limiting Sublandlord's right to pursue any and all other rights and remedies available to it against Subtenant. In the event the Security Deposit shall not be utilized for any of the purposes set forth herein, the same shall be returned by Sublandlord to Subtenant, without the payment of any interest thereon, within sixty (60) days following termination or expiration of the term of this Sublease, whether by lapse of time or otherwise, provided the outstanding balances of Base Rent and Additional Rent, if any, have been paid to Sublandlord in full. Should all or any part of the Security Deposit be applied by Sublandlord in accordance with the terms hereof to the curing of any default, Subtenant immediately shall pay Sublandlord a sufficient sum in cash to restore the Security Deposit to One Hundred Fifty Thousand Dollars ($150,000). Sublandlord may commingle the Security Deposit with other funds of Sublandlord. Subtenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as the Security Deposit and neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or encumbrance. This Sublease does not create a trust relationship between Sublandlord and Subtenant with respect to the Security Deposit, and Sublandlord shall be entitled to treat such Security Deposit as Sublandlord's own property, subject only to Subtenant's right to receive repayment of it as and to the extent provided in this Paragraph 3.

     4. ASSIGNMENT; SUBLETTING. Subtenant will not sublet the Premises, or any portion thereof, or assign this Sublease in whole or in part, for collateral purposes or otherwise, or permit use or occupancy of the Premises, or any portion thereof, by others without (a) complying with the provisions of the second paragraph of Section 6.1.6(b) of the Master Lease, (b) the prior written consent of Sublandlord in each instance being first obtained, which consent may be withheld at Sublandlord's sole discretion and with or without cause or reason, and (c) the prior written consent of the Lessor in each instance being first obtained, Subtenant hereby acknowledging that such consent of the Lessor is governed by the provisions of the Master Lease and the Sublandlord shall not have any obligation to enforce the obligations of the Lessor to grant consent as provided in the Master Lease. In the event Sublandlord and Lessor shall consent to any specific assignment, subletting, or occupancy, such consent shall not be construed as relieving Subtenant from any liability under this Sublease (including its obligations respecting the Master Lease) or from responsibility for obtaining Sublandlord's and Lessor's prior written consent to any further



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assignment, subletting or occupancy. Notwithstanding the foregoing, no consent of Sublandlord shall be required if Subtenant assigns this Sublease to a parent, subsidiary or subsidiary of Subtenant's parent, or to a surviving entity in the event of a merger or consolidation involving all or substantially all of Subtenant's assets provided that (i) the guaranty ("GUARANTY") of this Sublease executed by DT Industries, Inc. ("DT") is in full force and effect or a Substitute Guarantor (hereafter defined) shall have executed a replacement guaranty in the same form as the Guaranty in replacement of the Guaranty, and
(ii) Subtenant is not in default hereunder. A "SUBSTITUTE GUARANTOR" shall mean an entity that is incorporated or formed in the United States of America and has a net worth equal to the net worth of Guarantor. If Subtenant assigns this Sublease or sublets the Premises as permitted hereunder and a qualified Substitute Guarantor executes a replacement guaranty that is accepted by Sublandlord (as evidenced by a written acceptance of same), the Guaranty executed by DT shall be deemed terminated without need for further action of any party, and, upon such termination, DT shall be released from all obligations arising under the Guaranty from and after the effective date of the replacement guaranty (but not as to unsatisfied obligations under the Guaranty that arose prior to the effective date of the replacement guaranty).

     5. REFERENCE TO MASTER LEASE; SUBORDINATION; ESTOPPEL; NO TERMINATION OF MASTER LEASE.

          (a) REFERENCE TO MASTER LEASE. Subtenant hereby acknowledges that it has received and fully reviewed a copy of the Master Lease, a copy of which is attached hereto as EXHIBIT A, and the terms and provisions of the Master Lease are hereby incorporated by reference as part of this Sublease, as modified by the terms and provisions of this Sublease. Subtenant furthermore hereby assumes and agrees to fully adhere to, perform and comply with all covenants, agreements, terms, provisions, conditions, duties and obligations contained in the Master Lease and imposed upon the Tenant named therein as fully and completely as though Subtenant were the Tenant named therein except:

               (i) for the payment of "Base Rent" (as defined in the Master Lease) or the payment of "Additional Rent" under the Master Lease subject, however, to Paragraphs 2(c) and 2(e) hereof;

               (ii) the provisions of Section 9.1 of the Master Lease shall be modified as provided in Paragraph 14 of this Sublease;

               (iii) in the event that the provisions of Section 9.2 of the Master Lease apply to a termination of the Master Lease due to a default of Subtenant under this Sublease, then Subtenant shall be obligated to immediately pay to Sublandlord all amounts that Sublandlord is obligated to pay to the Lessor under Section 9.2 of the Master Lease;

               (iv) that the following provisions of the Master Lease do not apply to this Sublease:

                    1. Section 3.3;



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                    2. Sections 4.1(A) and 4.1(B);

                    3. Sections 4.2, 4.3, 4.4 and 4.5 (provided, however, that this Paragraph 5(a)(iv)3. shall in no way modify or limit the obligation of Subtenant to pay Total Operating Costs and Additional Rent under the Master Lease as provided in Paragraph 2 above);

                    4. Section 6.1.10, as to costs and fees payable under
               Section 6.1.10 that are due to a default by Sublandlord hereunder;

                    5. Section 6.1.13 if and to the extent Subtenant has vacated the Premises in the manner and within the time periods required herein;

                    6. Sections 10.1 and 10.2;

                    7. Section 10.12; and

                    8. Section 10.19.

               (v) that references to "Base Rent" and "Additional Rent" in
          Section 6.1.1 shall mean Base Rent and Additional Rent, respectively, under this Sublease;

               (vi) that, for any provision of the Master Lease that requires the Tenant thereunder to provide indemnification to the Lessor or other parties, that Subtenant shall be obligated to provide such indemnification to Sublandlord, its employees, directors, shareholders, agents and affiliates (the "SUBLANDLORD PARTIES") subject, however, to Paragraph 12 hereof;

               (vii) that, for any provision of the Master Lease that requires the Tenant thereunder to obtain insurance and provide evidence of same, that the additional insured parties under insurance to be carried by Subtenant shall include the Sublandlord Parties and Subtenant shall provide any certificates of insurance or other evidence of insurance to Sublandlord in addition to providing same to Lessor;

               (viii) that, for any provision of the Master Lease that requires the Tenant under the Master Lease to provide information or notices to the Lessor and for any provision of the Master Lease that requires the Lessor to approve of any proposed action, work, information or other matter to be performed by, provided by or entered into by the Tenant under the Master Lease, that the Subtenant shall provide such information or notices to Sublandlord and Sublandlord shall deliver same to Lessor or Sublandlord shall have the right to require Subtenant to deal directly with Lessor and, in addition, Sublandlord shall have a right to approve such action, work, information or other matter, with such consent to be granted or withheld in the exercise of Sublandlord's sole and absolute discretion; and



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               (ix) if the Tenant under the Master Lease has the option to terminate the Master Lease under Section 7.1 of the Master Lease, either Sublandlord of Subtenant may exercise such right (Subtenant's exercise of such right to be accomplished by notice of such exercise to Sublandlord and Sublandlord providing such notice to Lessor under the Master Lease).

          (b) SUBLANDLORD TO HAVE RIGHTS AND REMEDIES OF LESSOR UNDER MASTER LEASE. In addition to those set forth in this Sublease, Sublandlord shall also have all other rights, and all privileges, options, reservations and remedies, granted or allowed to, or held by, the Lessor under the Master Lease subject, however, to any modification of same pursuant to Paragraph 5(a) above.

          (c) SUBORDINATION AND ESTOPPEL UNDER MASTER LEASE. Subtenant acknowledges and agrees that the lien of this Sublease is, and at all times shall be, expressly subject and subordinate to the Master Lease and the rights of the Lessor under the Master Lease, and all present or future (i) ground and underlying leases of all or any portion of the Premises, (ii) mortgages or trust deeds which affect all or any portion of the Premises,
     (iii) advances under such mortgages or trust deeds and (iv) renewals, modifications, replacements and extensions of any such lease, mortgage or trust deed. Upon the request of Sublandlord, Subtenant shall execute and deliver, within five (5) days after receipt of the request, such certificates of subordination and estoppel as reasonably may be requested by Sublandlord, or Lessor under the Master Lease, to evidence the subordination set forth above and provide information concerning the status of this Sublease and otherwise comply with Section 8.1 of the Master Lease provided that such agreements of subordination in favor of Lessor provide for recognition of Subtenant's rights under this Sublease conditioned on the tenant under the Master Lease not being in default thereunder (after the expiration of any applicable notice and cure period) and Subtenant is not in default of its obligations hereunder (after the expiration of any applicable notice and cure period).

          (d) NO TERMINATION OF MASTER LEASE. Prior to the occurrence or continuation of a default hereunder by Subtenant after the expiration of any applicable notice and cure period, Sublandlord shall not enter into any agreement or take any other action to terminate the Master Lease or cause it to be terminated prior to the expiration of the Term.

          (e) SUBLANDLORD TO COOPERATE WITH SUBTENANT SEEKING TO ENFORCE TERMS OF MASTER LEASE. Subtenant may enforce the rights of Sublandlord under the Master Lease and Sublandlord shall provide its reasonable cooperation in connection therewith provided that Subtenant reimburses Sublandlord for all cost and expenses incurred in connection therewith (including the reasonable costs of Sublandlord's counsel) and Sublandlord shall not be obligated to incur any additional liability in connection therewith. The costs and expenses of Sublandlord to be reimbursed by Subtenant under this Paragraph 5(e) shall not include any costs or expenses incurred by Sublandlord in resisting Subtenant's enforcement of the first sentence of this Paragraph 5(e) hereof if such enforcement of the rights under the Master Lease being sought by Subtenant (1) do not violate Sublandlord's obligations under the Master Lease or Sublandlord's rights or obligations under this Sublease, and (2) are not prohibited by the terms and provisions of this Sublease.



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     6. INDEMNIFICATION.

          (a) INDEMNIFICATION BY SUBTENANT. In addition to and without limitation of any indemnification obligations that Subtenant is obligated to provide under the Master Lease in accordance with Paragraph 5(a)(vi) and subject to Paragraph 12 hereof, Subtenant hereby indemnifies and agrees to defend and hold Sublandlord and Lessor harmless from and against any and all costs, claims, actions, actual damages, demands, expenses (including attorney's fees), injuries, judgments, liabilities, losses and suits, suffered, sustained or incurred by Sublandlord and Lessor in connection with or as a result of any accident, act or omission, claim, hazard, injury, violation of any health, fire, zoning, building or safety code, ordinance or regulation during the Sublease Term or during any period (the "OCCUPANCY PERIOD") prior to or subsequent to the Sublease Term during which Subtenant is in possession of the Premises, including, without limitation, the Americans with Disabilities Act, death or damage to person or property arising, directly or indirectly, in whole or in part, out of the business conducted in, or the use or occupancy of the Premises during the Sublease Term or during the Occupancy Period, or occurring in, on or about the Premises, or any portion thereof during the Sublease Term or during the Occupancy Period, or arising, directly or indirectly, in whole or in part, from any act or omission of Subtenant or its licensees, servants, agents, employees or contractors during the Sublease Term or during the Occupancy Period or the breach or default by Subtenant during the Sublease Term or during the Occupancy Period of any term, provision, covenant, or condition contained in the Master Lease or this Sublease except for any such breach or default caused by or resulting from a default or breach of Sublandlord of Sublandlord's obligations hereunder. This indemnification shall include indemnifying Sublandlord in connection with the exercise of Subtenant's rights under Paragraph 5(e) above. The scope of this indemnification shall, at Sublandlord's option, include, but not be limited to, defending or resisting, with attorneys satisfactory to Sublandlord, any action, suit, claim or proceeding that may be filed, instituted or brought against Sublandlord or to which Sublandlord may be made a party. This indemnification shall not, however, include any consequential damages.

          For purposes of this Paragraph 6, Subtenant shall not be deemed in possession of the Premises if it has vacated and surrendered the Premises in accordance with its obligations under Paragraph 16 below.

          In addition, but subject to Paragraph 12 hereof, Subtenant also hereby indemnifies Sublandlord and Lessor and agrees to defend and hold Sublandlord and Lessor harmless from and against any and all actions, claims, costs, actual damages, demands, expenses (including attorneys' fees), injuries, judgments, liabilities, losses and suits of any and every kind, whatsoever paid, sustained, suffered or incurred, including all foreseeable and all unforeseeable actual damages arising out of or in connection with, or as a direct or indirect result of, Subtenant's or its agents', employees', invitees' or contractors' use, manufacture, generation, storage, disposal, release or introduction, on or under the Premises, or Subtenant's or its agents', suppliers', guests', employees', invitees' or contractors' transportation to, across, or from the Premises, of any hazardous material (as defined herein) or Hazardous Substances (as defined in the Master Lease), or the escape, seepage, leakage, spillage, discharge, emission, discharging or release of any hazardous




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     material from the Premises as a result of the occupancy of the Premises during the Sublease Term or during the Occupancy Period or the activities occurring thereon or therein during the Sublease Term or during the Occupancy Period. As used herein, the term "HAZARDOUS MATERIAL" shall mean petroleum or any fraction thereof, natural gas, liquefied synthetic gas, any mixture of natural and synthetic gas, and asbestos, and any material defined as "hazardous substances," "hazardous waste," "hazardous constituents," "solid waste," "hazardous materials," "extremely hazardous waste," or "toxic substances," or words of similar meaning or import in any federal, state or local statute, rule or regulation, as they may be amended, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.
     Section 9601, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 6901 et seq., and in the regulations adopted and publications promulgated pursuant to said laws (the "ENVIRONMENTAL LAWS"). This indemnification shall not, however, include any consequential damages.

          (b) INDEMNIFICATION BY SUBLANDLORD. Subject to Paragraph 12 and Paragraph 19(j) hereof, Sublandlord hereby indemnifies and agrees to defend and hold Subtenant harmless from and against any and all costs, claims, actions, actual damages, demands, expenses (including attorney's fees), injuries, judgments, liabilities, losses and suits, suffered, sustained or incurred by Subtenant in connection with or as a result of any accident, act or omission, claim, hazard, injury, violation of any health, fire, zoning, building or safety code, ordinance or regulation caused by Sublandlord, or its agents, invitees, or contractors, or those occurring during the period commencing on July 1, 2001 (being the Commencement Date of the Master Lease) and terminating on the date immediately prior to the Sublease Term Commencement Date (such period, the "SUBLANDLORD OCCUPANCY PERIOD") including, without limitation, the Americans with Disabilities Act (except for claims requiring that physical changes be made to the Premises), death or damage to person or property arising, directly or indirectly, in whole or in part, out of the business conducted in, or the use or occupancy of the Premises during the Sublandlord Occupancy Period, or occurring in, on or about the Premises, or any portion thereof during the Sublandlord Occupancy Period, or arising, directly or indirectly, in whole or in part, from any act or omission of Sublandlord or its licensees, servants, agents, employees or contractors during the Sublandlord Occupancy Period or the breach or default by Sublandlord during the Sublandlord Occupancy Period or the Sublease Term of any term, provision, covenant, or condition contained in the Master Lease or this Sublease except for any such breach or default caused by or resulting from a default or breach of Subtenant of Subtenant's obligations hereunder. The scope of this indemnification shall, at Subtenant's option, include, but not be limited to, defending or resisting, with attorneys satisfactory to Subtenant, any action, suit, claim or proceeding that may be filed, instituted or brought against Subtenant or to which Subtenant may be made a party. This indemnification shall not, however, include any consequential damages.

          In addition, but subject to Paragraph 12 hereof, Sublandlord also hereby indemnifies Subtenant and agrees to defend and hold Subtenant harmless from and against any and all actions, claims, costs, actual damages, demands, expenses (including attorneys' fees), injuries, judgments, liabilities, losses and suits of any and every kind, whatsoever paid, sustained, suffered or incurred, including all foreseeable and all unforeseeable actual damages arising out of or in connection with, or as a direct or indirect result of, (i) Sublandord's or its agents', employees', invitees' or contractors' use, manufacture, generation, storage, disposal, release or introduction, on or under the Premises, or Sublandlord's or its agents', suppliers', guests', employees', invitees' or contractors' transportation to, across, or from the Premises, of any hazardous material or Hazardous Substances, or (ii) the escape, seepage, leakage, spillage, discharge, emission, discharging or release of any hazardous material from the Premises as a result of the occupancy of the Premises during the Sublandlord Occupancy Period or the activities occurring thereon or therein during the Sublandlord Occupancy Period. This indemnification shall not, however, include any consequential damages.

     7. UTILITIES. As part of Subtenant's assumption of all of the obligations of the Tenant under the Master Lease, Subtenant shall be responsible during the Sublease Term for the payment of all utilities and services (including landscaping and snow removal) that Sublandlord is obligated to pay under the Master Lease. Subtenant shall, as soon as reasonably practicable after execution hereof, transfer the billing for all such utilities and other services to Subtenant, effective as of the Sublease Term Commencement Date. To the extent that all such billing is not transferred as of the Sublease Term Commencement Date, Subtenant shall be obligated to reimburse Sublandlord for Subtenant's proportionate share of the cost of such utilities and services with respect to the period commencing on the Sublease Term Commencement Date.

     8. PAYMENT OF RENT UNDER MASTER LEASE; LATE CHARGES. Provided Subtenant pays all rental and other sums due hereunder in a timely manner, Sublandlord shall timely pay to Lessor the rent payable under the Master Lease within two
(2) business days after receipt thereof from Subtenant. Sublandlord shall provide Subtenant with a copy of its payment of rent under the Master Lease or provide other written evidence of payment (such as information on a wire transfer, if paid via same). To the extent Subtenant has not made all payments due hereunder when due, Subtenant shall be responsible for all late charges and all other fees and costs imposed by Lessor under the Master Lease for late payments. If Subtenant fails to make any payment of Base Rent or Additional Rent hereunder when due, in addition to the foregoing Subtenant shall pay, and be liable to Sublandlord for, (i) an administrative fee equal to five percent (5%) of the overdue payment, and (ii) interest at the Interest Rate or any installment of rent payable hereunder that is paid more than five (5) days after the due date thereof from and after the fifth (5th) day after said payment is due until paid in full, without regard to whether Sublandlord has incurred or paid any late charges or penalties under the Master Lease. If Subtenant has timely made its payments hereunder and Sublandlord has failed to make its payments to Lessor required hereunder, Sublandlord shall be responsible for all late charges and all other fees and costs imposed by Lessor under the Master Lease as a result thereof.

     9. CONDITION AND USE OF PREMISES.

          (a) PREMISES TAKEN "AS IS". Subtenant acknowledges that it has fully inspected the Premises, that it is satisfied with the condition thereof and that it is taking the Premises in an "as is" condition as of the date hereof, subject to Sublandlord's obligations under Paragraph 9.(b) hereof. No promise of Sublandlord to alter, remodel or improve the

     Premises, or any portion thereof, and no representation respecting the condition of the Premises, or its compliance with the Americans with Disabilities Act, has been made by Sublandlord or any employee, agent or representative of Sublandlord to Subtenant. Subtenant's taking of possession of the Premises shall constitute an unconditional acceptance by it of the condition thereof subject, however, to Sublandlord's obligation to remove the items of personal property as provided in Paragraph 9(b). Subtenant expressly acknowledges and agrees that the right of Sublandlord to object to any latent defects to the Premises under Section 3.1(b) of the Master Lease or otherwise has lapsed and that Subtenant assumes all risks of latent defects and shall be responsible for any repair of same that may be required under the Master Lease.

          (b) REMOVAL OF SUBLANDLORD'S PERSONAL PROPERTY.

               (i) REMOVAL OF SUBLANDLORD'S PERSONAL PROPERTY. Prior to the Sublease Term Commencement Date, Sublandlord shall remove all of its movable personal property located at the Premises other than the Racks.

          (c) USE. Notwithstanding any provision of the Master Lease to the contrary, Subtenant hereby agrees that the Premises shall at all times be used and occupied in compliance with the provisions of the Master Lease and for no other use or purpose whatsoever.

     10. ALTERATIONS; IMPROVEMENTS. In addition to and without limitation of Paragraph 5(a)(viii), Subtenant agrees that any and all alterations and improvements to the Premises shall be subject to the Sublandlord's prior written consent and to the provisions of the Master Lease, if any, relating to alterations and improvements. Sublandlord shall be entitled to all of the rights afforded Lessor under the Master Lease with respect to such alterations and improvements without diminishing any of the rights of Lessor thereunder.

     11. REPRESENTATIONS.

          (a) REPRESENTATIONS OF SUBTENANT. Subtenant represents to Sublandlord that, as of the date hereof:

               (i) AUTHORITY. Subtenant has full power and authority under its organizational documents to enter into and carry out the terms and provisions of this Sublease and to execute and deliver this Sublease. All actions necessary to confer such power and authority upon the persons executing this Sublease on behalf of Subtenant have been taken.

          (b) REPRESENTATIONS OF SUBLANDLORD. Sublandlord represents to Subtenant that, as of the date hereof:

               (i) AUTHORITY. Sublandlord has full power and authority under its organizational documents to enter into and carry out the terms and provisions of this Sublease and to execute and deliver this Sublease. All actions necessary to confer such power and authority upon the persons executing this Sublease on behalf of Sublandlord have been taken.

               (ii) MASTER LEASE. A true and correct copy of the Master Lease is attached hereto as EXHIBIT A.

               (iii) COMPLIANCE WITH LAWS. Sublandlord has not received any written notice of violations of law by the Premises that have not heretofore been cured. To Sublandlord's actual knowledge (which, for purposes of this Paragraph 11(b), shall be the actual knowledge of Joseph Dellagala), the Premises are not in violation of law.

               (iv) KNOWLEDGE PARTY. Joseph Dellagala is the individual employed by Sublandlord that is responsible for oversight of the Premises on behalf of Sublandlord.

               (v) DEFAULTS UNDER MASTER LEASE. Sublandlord has not received any written notice that it is in default of any of its obligations under the Master Lease that has not heretofore been cured.

          (c) SUBLANDLORD MAKES NO REPRESENTATIONS OR COVENANTS OF LESSOR. It is expressly understood and agreed that Sublandlord does not assume and shall not have any obligations or liabilities of Lessor under the Master Lease and that Sublandlord is not making any representations or warranties made by the Lessor under the Master Lease.

     12. WAIVER OF CLAIMS.

          (a) WAIVER BY SUBTENANT. Subtenant hereby waives any claim which may arise against Lessor or Sublandlord during the Sublease Term for any loss or damage to any of Subtenant's property or the property of any of its agents, employees or invitees, located upon or constituting a part of the Premises, or for any liability relating to personal injury or death in or about the Premises which loss, damage or liability is covered by valid and collectible fire and extended coverage, personal property or public liability coverage under insurance policies or required by the terms hereof to be insured against by Subtenant but only to the extent of the greater of
     (1) the amount of insurance required to be maintained by Subtenant hereunder if and to the extent such insurance would have covered such loss or damage or (2) the amount of insurance actually carried by Subtenant to the extent such insurance covers such loss or damage. Inasmuch as the aforesaid waiver will preclude the assignment of any such claim by way of subrogation or otherwise to an insurance company or any other person, Subtenant agrees to give each insurance company which has issued fire and extended coverage, personal property, property or public liability coverage, written notice of the terms of said waiver immediately and shall have said insurance policies properly endorsed with a waiver of subrogation. Evidence of said waiver shall be forwarded to Sublandlord upon request.

          (b) WAIVER BY SUBLANDLORD. Sublandlord hereby waives any claim which may arise against Subtenant during the Sublease Term for any loss or damage to any of Sublandlord's property or the property of any of its agents, employees or invitees, located upon or constituting a part of the Premises, or for any liability relating to personal injury or death in or about the Premises which loss, damage or liability is covered by valid and collectible fire and extended coverage, personal property or public liability coverage under insurance policies or required by the terms hereof to be insured against by Sublandlord but only to the extent of the greater of (1) the amount of insurance required to be maintained by Sublandlord hereunder if and to the extent such insurance would have covered such loss or damage or (2) the amount of insurance actually carried by Sublandlord to the extent such insurance covers such loss or damage. Inasmuch as the aforesaid waiver will preclude the assignment of any such claim by way of subrogation or otherwise to an insurance company or any other person, Sublandlord agrees to give each insurance company which has issued fire and extended coverage, personal property, property or public liability coverage, written notice of the terms of said waiver immediately and shall have said insurance policies properly endorsed with a waiver of subrogation. Evidence of said waiver shall be forwarded to Subtenant upon request.

     13. COMPLIANCE WITH LAWS; NO ABATEMENT.

          (a) In addition to and without limitation of Paragraph 5(a), Subtenant shall, throughout the Sublease Term, and at Subtenant's sole cost and expense, to the extent such obligation would otherwise be Sublandlord's obligation under the Master Lease, promptly comply or cause compliance with, and in any event shall not commit any act or omission within Subtenant's control which would result in any breach or violation of, any and all Laws including, without limitation, the Americans with Disabilities Act, whether present or future, foreseen or unforeseen, ordinary or extraordinary, whether or not the same shall be presently within the contemplation of Sublandlord and Subtenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations, or additions, irrespective of the cost thereof, which may be applicable to the Premises.

          (b) Except as expressly provided in the Master Lease and provided that Sublandlord is not in default of its obligations hereunder, no abatement, diminution or reduction in Base Rent, Additional Rent or any other charges required to be paid by Subtenant shall be claimed by or allowed to Subtenant for any reason whatsoever, including but not limited to any inconvenience or interruption, cessation, or loss of business caused directly or indirectly by any present or future Laws including, without limitation, the Americans with Disabilities Act, or by priorities, rationing or curtailment of labor or materials, or by war, civil commotion, strikes or riots, or any manner of thing resulting therefrom, or by any other cause or causes beyond the control of Sublandlord or Subtenant, nor shall this Sublease be affected by any such causes; and no diminution in the amount of the space used by Subtenant caused by legally required changes in the construction, equipment, fixtures, motors, machinery, operation or use of the Premises shall entitle Subtenant to any abatement, diminution or reduction of the rent or any other charges required to be paid by Subtenant pursuant to the terms of this Sublease.

     14. DEFAULT. For purposes of this Sublease, the Subtenant's cure periods for a default as set forth in Section 9.1 of the Master Lease shall be reduced as follows: (i) in the event that the Tenant under the Master Lease shall have a period of time under the Master Lease to cure a payment of monies, Subtenant shall have four (4) days fewer than such time period to cure a default in the payment of any monies required to be paid hereunder after written notice of such default from Sublandlord (provided that Sublandlord shall not be obligated to provide such written notice if the Lessor under the Master Lease would not be required to provide written notice of such a default); and (ii) for non-monetary defaults, Subtenant shall have fifteen (15) days after written notice from Sublandlord or Lessor to cure a default of any other provision of the Master Lease or this Sublease (provided that Sublandlord shall not be obligated to provide such written notice if the Lessor under the Master Lease would not be required to provide written notice of such a default, and further provided that Subtenant shall cure immediately any default involving a hazardous condition). If Subtenant shall default in the fulfillment of any of its covenants and agreements set forth herein or under the Master Lease (any such default being referred to herein as a "DEFAULT"), and Subtenant shall fail to cure the default within the aforesaid periods, Sublandlord shall have the same rights and remedies with respect to such default as provided to Lessor under the Master Lease. In addition to the foregoing, and not in limitation thereof, Sublandlord shall have the right, but shall not be obligated, to cure any breach or default of Subtenant under this Sublease, or the Master Lease, and any and all reasonable costs incurred by Sublandlord in connection with the curing any such breach or default, together with interest at the rate of fifteen percent (15%) per annum or the highest rate permitted by law, whichever is lower, calculated from the date of payment thereof by Sublandlord to the date of reimbursement thereof from Subtenant to Sublandlord, shall become immediately due and payable to Sublandlord.

     15. NON-WAIVER. Failure of Sublandlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Sublandlord shall have the right to declare any such default at any time and take such action in law or in equity, as might be lawful or authorized hereunder. No waiver by Sublandlord of a default by Subtenant shall be implied, and no express waiver by Sublandlord shall affect any default other than the default specified in such waiver and then only for the time and extension therein stated. All rights and remedies specifically granted to Sublandlord herein, shall be cumulative and not mutually exclusive.

     16. SURRENDER. Upon expiration of the Sublease Term, or if, at any time prior to expiration of the Sublease Term this Sublease shall be terminated as a result of the Subtenant's default hereunder or otherwise, Subtenant shall immediately quit and surrender up to Sublandlord possession of the Premises, and all of Sublandlord's furnishings and items of property therein, in the manner and in the condition required of the surrender by the Tenant under the Master Lease for same. Subtenant's obligation to observe or perform this covenant shall survive the expiration or termination of this Sublease.

     17. NOTICES. All notices, demands, requests, consents, approvals and other correspondence hereunder shall be in writing and delivered or sent by (i) personal delivery, (ii) certified or registered mail, return receipt requested,
(iii) by overnight delivery service, with all charges prepaid, or (iv) by facsimile transmission (including, without limitation, computer generated facsimile) with a copy sent concurrently by one of the methods described in subclauses (i), (ii) or (iii) of this sentence, to the applicable party at the facsimile numbers and the addresses set forth below:

                To Subtenant:     Pharma Group, Inc.
                                  7 New Lancaster Road
                                  Leominster, Massachusetts 01453
                                  Attention:        Jeff Scheminger
                                  Telephone:        (978) 537-9961
                                  Facsimile:        (978) 537-4358

                and:              DT Industries, Inc.
                                  907 West Fifth Street
                                  Dayton, Ohio  45407
                                  Attention:  General Counsel
                                  Telephone:        (937) 586-5600
                                  Facsimile:        (937) 586-5601

                with a copy to:   Blackwell Sanders Peper Martin
                                  2300 Main Street
                                  Suite 1000
                                  Kansas City, Missouri  64141
                                  Attention:        Howard J. Barewin
                                  Telephone:        (816) 983-8218
                                  Facsimile:        (816) 983-8080

                To Sublandlord:   c/o Cable Design Technologies
                                  Foster Plaza
                                  661 Andersen Drive
                                  Pittsburgh, PA  15220
                                  Attention:        Charles Fromm, Esq.
                                  Telephone:        (412) 937-2300
                                  Facsimile:        (412) 937-9690

                and:              Mohawk/CDT
                                  9 Mohawk Drive
                                  Leominster , MA  01453
                                  Attention:  Joe Dellagala
                                  Telephone:  (978) 537-9961
                                  Facsimile:  (978) 537-4358

                with a copy to:   Piper Rudnick
                                  203 North LaSalle Street, Suite 1800
                                  Chicago, Illinois 60601
                                  Attention:        David B. Sickle, Esq.
                                  Telephone:        (312) 368-4081
                                  Facsimile:        (312) 236-7516
     or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Paragraph 17. All such notices and correspondence shall be deemed given upon the earlier to occur of (i) actual receipt, (ii) if sent by certified or registered mail, when received at the above addresses or when delivery is first refused, (iii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused or (iv) if sent by facsimile transmission on the date sent if sent on a business day prior to 5:00 p.m. in the recipient's time zone.

     18. RECORDING. It shall be deemed an automatic default hereunder entitling Sublandlord to immediately and without notice terminate this Sublease if Subtenant should record this Sublease, or any memorandum or summary thereof.

     19. MISCELLANEOUS.

          (a) ENTIRE AGREEMENT. This Sublease constitutes the entire agreement of the Parties relative to the subject matter hereof, and all prior negotiations, conversations, representations, agreements and understandings are specifically merged herein and superseded hereby. This Sublease may be modified only by a written instrument executed by the Parties hereto. This Sublease is the result of the prior negotiations, conversations, representations, agreements and understandings of the Parties and is to be construed as the jointly prepared product of the Parties. The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms shall refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Sublease. Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words importing the singular number shall mean and include the plural number and vice versa. Words importing persons shall include firms, associations, partnerships (including limited partnerships), limited liability companies, trusts, corporations and other legal entities, including public bodies, as well as natural persons. The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

          (b) SUCCESSORS AND ASSIGNS. The terms and provisions of this Sublease shall inure to the benefit of and shall be binding upon the Parties and their respective successors, representatives and assigns (subject to the provisions of Paragraph 4 hereof).

          (c) CONFLICT. In the event of a conflict between the terms of this Sublease and the terms of the Master Lease as to and between the parties hereto, the terms of this Sublease shall govern.

          (d) TIME OF ESSENCE. Time is of the essence of this Sublease.

          (e) GOVERNING LAW. This Sublease shall be construed in accordance with and governed by the laws of the State in which the Premises are located.

          (f) PARAGRAPH HEADINGS. The paragraph headings used in this Sublease have been inserted for convenience and reference only and should not be construed to limit or restrict the terms and provisions, covenants and conditions hereof.

          (g) SEVERABILITY. If any term or provision of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each remaining term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

          (h) NO RIGHT TO SHARE IN CASUALTY OR CONDEMNATION AWARDS. Subtenant shall not have any right to any portion of the proceeds of any award for a condemnation or other taking, or a conveyance in lieu thereof, of all or any portion of the Premises.

          (i) BROKERAGE. Each party hereby represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with this Sublease, excepting only The Katz Companies ("KATZ"), and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. Sublandlord acknowledges and agrees that it shall be obligated to pay Katz a commission in connection with this Sublease pursuant to a separate written agreement between Sublandlord and Katz. Each party agrees to indemnify, protect and hold the other harmless from and against any and all claims inconsistent with the foregoing representations and warranties for any brokerage, finder's or similar fee or commission in connection with this Sublease, if such claims are based on or relate to any act of the indemnifying party which is contrary to the foregoing representations and warranties.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

                 [SIGNATURE PAGE ATTACHED TO SUBLEASE AGREEMENT]

     IN WITNESS WHEREOF, the parties have executed this Sublease as of the date set forth above.


SUBLANDLORD:                                   SUBTENANT:

MOHAWK/CDT, a division of CABLE                PHARMA GROUP, INC., a Delaware
DESIGN TECHNOLOGIES, INC.,                     corporation
a Washington corporation


By: /s/ Authorized Signatory                    By: /s/ Authorized Signatory
   ----------------------------                    --------------------------
   Its:                                           Its:
       ------------------------                       -----------------------

                                    EXHIBIT A

                                  MASTER LEASE


EXHIBIT A follows this page.